UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INVESTMENT TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 24, 2026

Important: Vote your ClearBridge Large Cap Growth Fund proxy

Dear Valued Shareholder:

As a shareholder of ClearBridge Large Cap Growth Fund (the “fund”), you were sent—either by email or regular mail—important proxy voting materials. These materials request your vote on two important operating initiatives for the fund that will be presented at the Special Meeting of Shareholders to be held on Tuesday, April 7, 2026. These initiatives are detailed in the table below.

According to our records, we have not received your proxy vote on these important initiatives. You may continue to receive reminder phone calls or letters from the fund’s proxy agent, EQ Fund Solutions Inc. (EQFS), until your proxy vote is submitted or until sufficient votes are received to reach quorum—the minimum number of shareholder votes needed.

Voting is simple and will take only a few moments of your time. You can vote using one of the following options:

•	Online: Visit the website indicated on the proxy card
•	Phone: (800) 290-6424. A proxy agent is available from 9 a.m. to 10 p.m. ET, Monday to Friday and Saturday, 10 a.m. to 6 p.m.
•	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided

By casting your proxy vote now, you will ensure that your shares are represented and that EQFS will not need to contact you further about these proposals. The proposals are as follows:

Proposals	Proposal Insights
To approve a change in the fund’s classification from a “diversified” fund to a “non-diversified” fund	A “non-diversified” fund may invest a greater percentage of its assets in a single issuer or a fewer number of issuers than a “diversified” fund. ClearBridge Investments, LLC (“ClearBridge”), the fund’s subadviser, believes that changing the fund’s classification to “non-diversified” will benefit the fund by giving it greater flexibility to hold larger positions in certain companies, better allowing the fund to take more meaningful positions in securities in which ClearBridge has strong investment convictions and could better allow the fund to meet its investment objective.
To authorize the fund to rely on a “Manager of Managers” exemptive order	Reliance on the “Manager of Managers” exemptive order would allow the fund’s manager to appoint affiliated and unaffiliated subadvisers to provide subadvisory services to the fund without a shareholder vote, but subject to the approval of the fund’s Board of Trustees. Although the fund has no present intention to rely on the exemptive order, having the ability to do so would provide more flexibility to engage or remove subadvisers without requiring the fund to incur the expenses associated with the process of soliciting proxies from shareholders.

For more detailed insights into these proposals, please refer to the proxy statement previously mailed to you or access it at vote.proxyonline.com/franklin/docs. If you have any questions, please contact EQFS at (800) 290-6424.

Sincerely,

Marc A. De Oliveira

Secretary and Chief Legal Officer

Legg Mason Partners Investment Trust

EDELIVERY LANGUAGE

February 24, 2026

Important: Vote your ClearBridge Large Cap Growth Fund proxy

Dear Valued Shareholder:

As a shareholder of ClearBridge Large Cap Growth Fund (the “fund”), you were sent—either by email or regular mail—important proxy voting materials. These materials request your vote on two important operating initiatives for the fund that will be presented at the Special Meeting of Shareholders to be held on Tuesday, April 7, 2026. These initiatives are detailed in the table below.

According to our records, we have not received your proxy vote on these important initiatives. You may continue to receive reminder phone calls or letters from the fund’s proxy agent, EQ Fund Solutions Inc. (EQFS), until your proxy vote is submitted or until sufficient votes are received to reach quorum—the minimum number of shareholder votes needed.

Voting is simple and will take only a few moments of your time. To vote, please click the “Vote” button below

You may also vote by calling (800) 290-6424. A proxy agent is available from 9 a.m. to 10 p.m. ET, Monday to Friday and Saturday, 10 a.m. to 6 p.m.

By casting your proxy vote now, you will ensure that your shares are represented and that EQFS will not need to contact you further about these proposals. The proposals are as follows:

Proposals	Proposal Insights
To approve a change in the fund’s classification from a “diversified” fund to a “non-diversified” fund	A “non-diversified” fund may invest a greater percentage of its assets in a single issuer or a fewer number of issuers than a “diversified” fund. ClearBridge Investments, LLC (“ClearBridge”), the fund’s subadviser, believes that changing the fund’s classification to “non-diversified” will benefit the fund by giving it greater flexibility to hold larger positions in certain companies, better allowing the fund to take more meaningful positions in securities in which ClearBridge has strong investment convictions and could better allow the fund to meet its investment objective.
To authorize the fund to rely on a “Manager of Managers” exemptive order	Reliance on the “Manager of Managers” exemptive order would allow the fund’s manager to appoint affiliated and unaffiliated subadvisers to provide subadvisory services to the fund without a shareholder vote, but subject to the approval of the fund’s Board of Trustees. Although the fund has no present intention to rely on the exemptive order, having the ability to do so would provide more flexibility to engage or remove subadvisers without requiring the fund to incur the expenses associated with the process of soliciting proxies from shareholders.

For more detailed insights into these proposals, please refer to the proxy statement previously mailed to you or access it at vote.proxyonline.com/franklin/docs. If you have any questions, please contact EQFS at (800) 290-6424.

Sincerely,

Marc A. De Oliveira

Secretary and Chief Legal Officer

2

Legg Mason Partners Investment Trust

3

[Financial Professional Letterhead]

TO: [Shareholders of ClearBridge Large Cap Growth Fund]

FROM: [Financial Professional Name]

DATE: [ ]

SUBJECT: ClearBridge Large Cap Growth Fund – Voting Proxies

[Dear Client,]

If you were a shareholder of ClearBridge Large Cap Growth Fund (the “fund”) as of January 21, 2026, a proxy statement relating to proposed changes to the fund has been mailed to you. Shareholders in the fund are being asked (1) to approve a change in the fund’s classification from a “diversified” fund to a “non-diversified” fund; and (2) to authorize the fund to rely on a Manager of Managers exemptive order.

These proposals are discussed more fully in the proxy statement, which is also available at vote.proxyonline.com/franklin/docs. We encourage you to read the full text of the proxy statement. The fund’s Board recommends that shareholders vote “For” both proposals.

EQ Fund Solutions, LLC, a proxy solicitation firm, has been retained to assist in the solicitation of proxies. In addition to mailing proxy materials, EQ Fund Solutions is conducting an outreach campaign encouraging shareholders to vote. Shareholders can call EQ Fund Solutions at (800) 290-6424 to vote or to ask questions they may have related to the proxy.

Voting now may eliminate additional follow up communications whether by mail or phone.

[[Please contact your [Financial Professional Name] at [ ] if you have any questions]. Thank you for your attention to this matter.]

[Financial Professional Letterhead]

The information provided here is for general informational purposes only and should not be construed as individualized investment advice. If you would like guidance tailored to your specific financial circumstances, please contact me directly so we can discuss your needs in more detail.

All investments involve risks, including possible loss of principal. Equity securities are subject to price fluctuation and possible loss of principal. Short selling is a speculative strategy. Unlike the possible loss on a security that is purchased, there is no limit on the amount of loss on an appreciating security that is sold short. The investment style may become out of favor, which may have a negative impact on performance. Diversification does not guarantee a profit or protect against a loss. Active management does not ensure gains or protect against market declines. The manager may consider environmental, social and governance (ESG) criteria in the research or investment process; however, ESG considerations may not be a determinative factor in security selection. In addition, the manager may not assess every investment for ESG criteria, and not every ESG factor may be identified or evaluated. These and other risks are discussed in the fund’s prospectus.

Before investing, carefully consider a fund’s investment objectives, risks, charges and expenses. You can find this and other information in each prospectus, or summary prospectus, if available, at www.franklintempleton.com. Please read it carefully.